  Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES FIRST QUARTER 2010 EARNINGS CONFERENCE CALL

DENVER, April 21, 2010 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release earnings for the first quarter 2010 after the close of trading on the NYSE on May 3, 2010.  The teleconference to discuss these results and other operational matters is scheduled for May 4, 2010 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 800-299-8538 and the participant passcode is 78566360.  An audio replay of the call will be available approximately two hours after the call at 888-286-8010, with the passcode 86555679.  International participants can dial 617-786-2902 to take part in the conference call, using passcode 78566360 and can access a replay of the call at 617-801-6888, using passcode 86555679.  Replays can be accessed through May 18, 2010.

This call is being webcast live and can be accessed at St. Mary’s web site at stmaryland.com.  An audio recording of the conference call will be available at that site through May 18, 2010.

ABOUT THE COMPANY

St. Mary Land & Exploration Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil.  St. Mary routinely posts important information about the Company on its website.  For more information about St. Mary, please visit its website at stmaryland.com.